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                                                                   EXHIBIT 10.20

                                 AMENDMENT NO. 4
                                       TO
                        DMS-MTX CELLULAR SUPPLY AGREEMENT
                                     BETWEEN
                                 ALAMOSA PCS LLC
                                       AND
                              NORTEL NETWORKS INC.

        This Amendment No. 4 is made effective as of the 8th day of February, 2000, by and between Nortel Networks Inc. (successor in interest to Northern Telecom Inc.) ("Seller") and Alamosa PCS LLC ("Buyer").

        WHEREAS, Buyer and Seller entered into a Supply Agreement dated December 21, 1998, as amended, for the sale and purchase of Seller's Equipment and Services ("Agreement"); and

        WHEREAS, Buyer and Seller now wish to, among other things, amend the Agreement to extend the Term and adjust Buyer's Volume Commitment; and

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Seller hereby agree to amend the Agreement as follows:

        1. Amend Article 1 (Definitions), Section 1.46 by deleting the phrase "three years therefrom" and replacing it with "on July 1, 2002."

        2. Amend Section 5.3 by deleting the reference to "eighty-two million dollars ($82,000,000) and replacing it with "one hundred sixty-seven million dollars ($167,000,000)."

        3. Amend Section 5.4 by deleting the section in its entirety and replacing it with the following:

            "5.4 Until Buyer's total purchases under this Agreement exceed eighty-two million dollars ($82,000,000) net Price in Equipment and Services, such Equipment and Services purchased and financed by Seller shall be subject to an additional three percent (3%) financing premium ("Financing Premium") over the Additional Affiliate pricing as set forth in Annex 1. For subsequent purchases (i.e., purchases of Equipment and Services in excess of eighty-two million dollars [$82,000,000] net Price), such Financing Premium shall no longer apply."

        4. Except as specifically modified herein, the Agreement in all other respects shall continue in full force and effect.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their representatives being thereunto duly authorized.


ALAMOSA PCS LLC                              NORTEL NETWORKS INC.


By:      /s/ DAVID SHARBUTT                  By:      /s/ ROBERT D. BEITER
   --------------------------------             --------------------------------
Name:    David Sharbutt
     ------------------------------          Name:    Robert D. Beiter
               (Type/Print)                       ------------------------------
                                                            (Type/Print)
Title:   Chief Executive Officer
      -----------------------------          Title:   Director, Customer Finance
Date:    February 8, 2000                          -----------------------------
     ------------------------------          Date:    February 8, 2000
                                                  ------------------------------